Exhibit 10.16

                                 PROMISSORY NOTE

Amount:  $1,000,000.00                                       Date:  May 17, 2002

         FOR VALUE RECEIVED, the undersigned, Mid-Power Service Corporation ("Borrower"), promises to pay to the order of SCRS Investors, LLC ("Lender") the principal sum of One Million Dollars and No Cents ($1,000,000.00) with interest thereon at the rate of nine percent (9%) per annum until May 17, 2004 (maturity).

         All payments shall be paid in lawful money of the United States without relief from valuation or appraisement laws and with attorney's fees and each payment shall be credited first to accrued interest then to principal. The Borrower shall have the right of repaying the entire principal balance at any time without penalty.

         Interest hereunder shall accrue on the original principal sum of $1,000,000.00 from the issuance date of this Note, and shall be computed on the basis of a 365 or 366 day year, as the case may be, and the actual numbers of days elapsed (including the first day but excluding the last day) during the period for which such interest is payable.

         The entire principal balance and accrued interest owing thereon shall become immediately due and payable on May 17, 2004. All past due amounts shall bear interest at the rate of twelve percent (12%) per annum.

         Maker and all other parties now or hereafter liable for payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of default, notice of intent to accelerate, diligence in collecting, grace, notice and protest and consent to all extension which from time to time may be granted by the holder hereof and to all partial payments hereon, whether before or after maturity.

         If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the maker hereof agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees, incurred by the holder hereof.

         This Note shall be governed by and interpreted and constructed in accordance with the laws of the state of Nevada.

         The term "maker" as used herein shall include the undersigned and its permitted successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note on the date first above written.

                                           /s/ Kenneth M. Emter
                                           ------------------------------------
                                           By: Mid-Power Service Corporation
                                           Kenneth M. Emter, Secretary